UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2019

TRANSBIOTEC, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53316	26-0731818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

885 Arapahoe Road

Boulder, CO 80302

(Address of principal executive offices) (zip code)

(303) 443-4430

(Registrant’s telephone number, including area code)

400 N. Tustin Ave., Suite 225

Santa Ana, CA 92705

(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On December 12, 2019, we entered into a Series A-1 Preferred Stock Purchase Agreement (the “SPA”) with SOBR SAFE, LLC, a Delaware limited liability company and an entity controlled by Gary Graham, one of our Directors (“SOBR SAFE”), under which (i) we agreed to create a new series of convertible preferred stock entitled “Series A-1 Convertible Preferred Stock,” with Two Million (2,000,000) shares authorized and the following rights: (a) dividend rights of 8% per annum based on the original issuance price of $1 per share, (b) liquidation preference over our common stock, (c) conversion rights into shares of our common stock at $1 per share, (d) redemption rights such that we have the right, upon thirty (30) days written notice, at any time after one year from the date of issuance, to redeem the all or part of the Series A-1 Preferred Stock for 150% of the original issuance price, (e) no call rights by us, and (f) each share of Series A Convertible Preferred stock will vote on an “as converted” basis; and (ii) SOBR SAFE agreed to acquire One Million (1,000,000) shares of our Series A-1 Convertible Preferred Stock (the “Preferred Shares”), once created, in exchange for One Million Dollars ($1,000,000) (the “Purchase Price”). We received the Purchase Price on December 12, 2019 and will issue the Preferred Shares as soon as we receive confirmation from the State of Delaware that the Series A-1 Preferred Stock has been created. The description of the SPA and the rights and preferences of the Series A-1 Preferred Stock set forth in this report is qualified in its entirety by reference to the full text of the SPA and the Series A-1 Preferred Stock Certificate of Designation, which are attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In connection with the closing of the SPA, holders of our common stock representing approximately 52% of our outstanding common stock and voting rights signed irrevocable proxies to Gary Graham and/or Paul Spieker for the purpose of allowing Mr. Graham and/or Mr. Spieker to vote those shares on any matters necessary to close the transaction that is the subject of that certain Asset Purchase Agreement May 6, 2019, as amended.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

As noted in Item 1.01, pursuant to the SPA, we agreed to issue SOBR SAFE the Preferred Shares in exchange for the Purchase Price. The issuance of the Preferred Shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, due to the fact the principal of the manager of SOBR SAFE is one of our directors, and SOBR SAFE is an accredited investor and familiar with our operations.

2

SECTION 7- REGULATION FD

Item 7.01 Regulation FD Disclosure.

On December 16, 2019, we issued a press release announcing SOBR SAFE, LLC’s purchase of 1,000,000 shares of our Series A-1 Convertible Preferred Stock for $1,000,000. A copy of the press release is furnished with this Current Report as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under such section, nor shall it be deemed incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1	Series A-1 Preferred Stock Purchase Agreement entered into by and between TransBiotec, Inc. and SOBR SAFE, LLC, dated December 12, 2019 (with form of Certificate of Designation attached)

99.1	Press Release dated December 17, 2019, regarding SOBR SAFE, LLC’s purchase of 1,000,000 shares of our Series A-1 Convertible Preferred Stock for $1,000,000

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransBiotec, Inc.
a Delaware corporation

Dated: December 23, 2019	By:	/s/ Charles Bennington
Charles Bennington
	Its:	President

4